UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) March 29, 2022

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

New Indenture and New Notes

Overview

On March 29, 2022, Owens & Minor, Inc., a Virginia corporation (the “Company”), completed its previously announced sale of $600,000,000 aggregate principal amount of the Company’s 6.625% senior notes due 2030 (the “New Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act, as amended (the “Securities Act”) and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act.

The terms of the New Notes are governed by the Indenture, dated March 29, 2022 (the “New Indenture”), among the Company, the guarantors named therein and Regions Bank, as trustee (the “Trustee”).

Interest; Ranking; Guarantees

The New Notes bear interest at a rate of 6.625% per year payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2022. The New Notes are our general senior unsecured obligations and will be equal in right of payment with any of our existing and future senior indebtedness, including obligations under our New Term Loan Credit Facilities (as defined herein), Revolving Credit Facility (as defined herein), 4.375% Senior Notes due 2024 (the “2024 Notes”), 4.500% Senior Notes due 2029 (the “2029 Notes”) and senior in right of payment to any of our subordinated indebtedness. The New Notes will be effectively subordinated to any of our secured indebtedness (including indebtedness under the New Term Loan Credit Facilities, the Revolving Credit Facility and the 2024 Notes) to the extent of the value of the assets securing such indebtedness. The New Notes will be guaranteed on a senior unsecured basis by our existing and future wholly-owned domestic restricted subsidiaries (the “Guarantors”) that will incur or guarantee debt under our New Term Loan Credit Facilities (the “Guarantees”), subject to certain exceptions. The New Notes and the related Guarantees will be structurally subordinated to the indebtedness and other liabilities, including preferred stock, of our non-guarantor subsidiaries.

Optional Redemption

The Company may, at its option, redeem at any time and from time to time, all or part of the New Notes, prior to April 1, 2025, at a price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium, as described in the New Indenture. From and after April 1, 2025, the Company may redeem all or part of the New Notes at the applicable redemption prices described in the New Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may also redeem up to 40% of the aggregate principal amount of New Notes at any time prior to April 1, 2025, at a redemption price equal to 106.625% with an amount equal to or less than the net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

Subject to certain limitations, in the event of a Change of Control (as defined in the New Indenture), the Company will be required to offer to repurchase the New Notes from holders at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

Covenants; Events of Default

The New Indenture contains certain covenants, including, among others, covenants that restrict the ability of the Company and its restricted subsidiaries to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock, pay dividends and make other distributions or repurchase stock, make certain investments, create or incur liens, sell assets, enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the issuer or the guarantors, enter into certain transactions with the issuer’s affiliates, designate restricted subsidiaries as unrestricted subsidiaries, and merge, consolidate or transfer or sell all or substantially all of the issuer’s or the guarantors’ assets. These covenants are subject to a number of important limitations and exceptions. Most of these covenants will not apply to the Company and its restricted subsidiaries during any period in which the New Notes are rated investment grade by any two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Inc.

The New Indenture also contains customary provisions for events of default including, but not limited to, for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the New Indenture or the New Notes and failure to cure or obtain a waiver of such default upon notice, and events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the New Notes plus accrued and unpaid interest may be accelerated.

The description of the New Notes and the New Indenture in this Current Report on Form 8-K (this “Current Report”) are summaries, and are qualified in their entirety by reference to the complete terms of the New Indenture and the form of New Note included therein. The New Indenture and the form of global note representing the New Notes are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

New Term Loan Credit Facilities

Overview

On March 29, 2022, the Company and certain of its subsidiaries (including Apria, Inc. and its subsidiaries) (the “Term Loan Parties”) entered into a term loan credit agreement with JPMorgan Chase Bank, N.A., as an administrative agent and collateral agent, and a syndicate of financial institutions, as lenders (the “Credit Agreement”) that provides for two new credit facilities (a) a $500,000,000 “term a” loan facility (the “TLA Facility”), and (b) a $600,000,000 “term b” loan facility (the “TLB Facility”, and together with the TLA Facility, the “New Term Loan Credit Facilities”).

Interest Rate; Maturity

The interest rate on the TLA Facility is based on (1) either the Term SOFR or the Base Rate plus (2) an Applicable Rate which varies depending on the current Debt Ratings or Total Leverage Ratio, determined as to whichever shall result in more favorable pricing to the Borrowers (each as defined in the Credit Agreement). The interest rate on the TLB Facility is based on (1) either the Term SOFR or the Base Rate plus (2) an Applicable Rate. The TLA Facility will mature in March 2027 and the TLB Facility will mature in March 2029.

Security

The Company also entered into a Security Agreement in connection with the Credit Agreement pursuant to which the Term Loan Parties granted Collateral (as defined in the Credit Agreement) on behalf of the Secured Parties (as defined in the Credit Agreement) under the Credit Agreement, including first priority liens and security interests in (a) all present and future shares of Capital Stock (as defined in the Credit Agreement) owned by the Term Loan Parties in the Term Loan Parties’ present and future subsidiaries and (b) all present and future personal property and assets of the Term Loan Parties, subject to certain exceptions. The security interests is subject to an intercreditor agreement providing for the pari passu lien treatment between the New Term Loan Credit Facilities and the Revolving Credit Facility (defined herein).

Covenants; Events of Default

The Credit Agreement requires us to maintain, solely with respect to the TLA Facility, a total leverage ratio of less than or equal to 4.50:1.00 (or 5.00:1.00 for (x) the first eight fiscal quarters following the closing date of the Credit Agreement and (y) for the first four fiscal quarters following the date of certain qualifying acquisition) and a consolidated interest coverage ratio of greater than or equal to 2.00:1.00, including on a pro forma basis in the event of an acquisition or divestiture.

In addition, the Credit Agreement contains negative covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined in the Credit Agreement) to incur or guarantee additional indebtedness or issue disqualified stock, pay dividends and make other distributions or repurchase stock, make certain investments, make certain payments with respect to payment of subordinated indebtedness, create or incur liens, sell assets, enter into restrictions affecting the ability of Restricted Subsidiaries to make distributions, loans or advances or intercompany transfer of assets, enter into certain transactions with the Company’s affiliates, designate Restricted Subsidiaries as Unrestricted Subsidiaries (as defined in the Credit Agreement) and merge, consolidate or transfer or sell all or substantially all of its or their assets.

The Credit Agreement also contains affirmative covenants customary for credit facilities of this nature, including as to compliance with laws, maintenance of required insurance, payment of taxes, delivery of quarterly and annual financial statements, maintenance and operation of property, and maintenance of ratings. In addition, the Credit Agreement contains customary Events of Default (as defined in the Credit Agreement), including as to non-payment, cross-defaults, failure to comply with financial covenants and other covenants, bankruptcy and insolvency events, judgments, invalidity of collateral or guarantees, changes of control and ERISA-related events.

Each of these affirmative and negative covenants and events of default are subject to a number of important limitations and exceptions.

The description of the New Term Loan Credit Facilities and the Credit Agreement in this Current Report are summaries, and are qualified in their entirety by reference to the complete terms of the Credit Agreement, the Security Agreement and related Loan Documents (as defined in the Credit Agreement). The Credit Agreement is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Amendment to Revolving Credit Facility

On March 29, 2022, the Company and certain of its subsidiaries (including Apria, Inc.) entered into the Joinder to Credit Agreement, Amendment No. 2 to Credit Agreement, Amendment No. 1 to Security Agreement and Amendment No. 1 to Guaranty (the “Amendment”), which amends that certain Credit Agreement, dated as of March 10, 2021, by and among the Company, and certain subsidiaries of the Company party thereto, as borrowers, Bank of America, N.A., as an administrative agent and collateral agent, and a syndicate of financial institutions, as lenders (the “Revolving Credit Agreement”). The Amendment will (i) increase the aggregate revolving credit commitments (the “Revolving Credit Facility”) under the Revolving Credit Agreement by $150 million, to an aggregate amount of $450 million and (ii) replace the Eurocurrency Rate with the Adjusted Term SOFR Rate (each as defined in the Revolving Credit Agreement).

Supplemental Indentures

On March 29, 2022, in connection with the Closing (as defined below) and as required by the Indenture, dated as of September 14, 2014 (as amended and/or supplemented from time to time, the “2024 Notes Indenture”), among the Company, the guarantors party thereto and Regions Bank (as successor trustee to U.S. Bank National Association), as trustee (the “2024 Notes Trustee”), the Company, Apria, Inc. and certain of its subsidiaries (the “Additional Guarantors”) and the 2024 Notes Trustee entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) to the 2024 Notes Indenture, pursuant to which the Additional Subsidiaries became guarantors of the Company’s obligations under the 2024 Notes. The Additional Guarantors will also join the existing Security Agreement pursuant to which the Additional Guarantors are granting a first priority liens and security interests in (a) all present and future shares of Capital Stock (as defined in the Revolving Credit Agreement) owned by the Additional Guarantors in the Additional Guarantors’ present and future subsidiaries and (b) all present and future personal property and assets of the Additional Guarantors, subject to certain exceptions. The security interests is subject to an intercreditor agreement providing for the pari passu lien treatment between the New Term Loan Credit Facilities and the Revolving Credit Facility.

On March 29, 2022, in connection with the Closing, (i) as required by the Indenture, dated as of March 10, 2021 (as amended and/or supplemented from time to time, the “2029 Notes Indenture”), among the Company, the guarantors party thereto and Regions Bank, as trustee (the “2029 Notes Trustee”), the Company, the Additional Guarantors and the 2029 Notes Trustee entered into a First Supplemental Indenture (the “2029 Notes First Supplemental Indenture”) to the 2029 Notes Indenture, pursuant to which the Additional Subsidiaries became guarantors of the Company’s obligations under the 2029 Notes, and (ii) as required by the New Indenture, the Company, the Additional Guarantors and the Trustee entered into a First Supplemental Indenture (the “New Notes First Supplemental Indenture”) to the New Indenture, pursuant to which the Additional Subsidiaries became guarantors of the Company’s obligations under the New Notes.

The foregoing descriptions of the Seventh Supplemental Indenture, the 2029 Notes First Supplemental Indenture and the New Notes First Supplemental Indenture are a summary, and are qualified in its entirety by reference to the complete terms of the Seventh Supplemental Indenture, the 2029 Notes First Supplemental Indenture and the New Notes First Supplemental Indenture attached hereto as Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5, respectively, which are incorporated herein by reference.

Amendment to Receivables Securitization Program

On March 29, 2022, O&M Funding LLC (“O&M Funding”) and Owens & Minor Medical, Inc. (“O&M Medical”), each a wholly-owned subsidiary of the Company, entered into the Fourth Amendment to the Receivables Financing Agreement (the “RFA Amendment”), which amends that certain Receivables Financing Agreement, dated as of February 19, 2020, as amended, by and among O&M Funding, as borrower, O&M Medical, as initial Servicer, the lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent (the “Receivables Financing Agreement”). The RFA Amendment (i) replaced the funding options based on LIBOR and related provisions with options based on SOFR and made various conforming changes and (ii) revised certain representations and covenants made by O&M Funding and O&M Medical with respect to various anti-corruption, anti-terrorism and sanctions laws and regulations.

The foregoing description of the RFA Amendment is a summary, and is qualified in its entirety by reference to the complete terms of the RFA Amendment attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 29, 2022 (the “Closing Date”), the Company completed (the “Closing”) the acquisition of Apria, Inc., a Delaware corporation (“Apria”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 7, 2022, by and among the Company, Apria and StoneOak Merger Sub Inc., a Delaware corporation and indirect wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub merged with and into Apria, with Apria continuing as the surviving corporation and an indirect wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of Apria’s common stock, par value $0.01 per share (“Apria Common Stock”) (other than shares held by Apria (including shares held in treasury), the Company or any of their direct or wholly owned subsidiaries and shares owned by stockholders who have properly made and not waived, withdrawn or lost a demand for appraisal rights) was converted into the right to receive $37.50 in cash (the “Merger Consideration”). Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each outstanding Apria restricted stock unit, whether vested or unvested, was cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the Merger Consideration, (ii) each outstanding Apria performance stock unit, whether vested or unvested, was cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the Merger Consideration, based on attainment of applicable performance metrics at the greater of target or actual level of performance as of the Closing Date, as determined in good faith by the board of directors of Apria (the “Board of Directors”) in reasonable consultation with the Company, (iii) (a) each outstanding vested Apria long-term incentive plan award was cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the number of shares represented by such Apria long-term incentive plan award deemed earned in accordance with the terms of the applicable governing documents (after giving effect to the incremental vesting resulting from the Closing) as determined by the Board of Directors after reasonable consultation with the Company multiplied by the Merger Consideration, and (b) each outstanding unvested Apria long-term incentive plan award (after giving effect to incremental vesting resulting from the Closing) was cancelled for no consideration and (iv) each outstanding Apria stock appreciation right, whether vested or unvested, was cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the total value of the payout that would have been earned in accordance with the terms of the applicable governing documents (including any previously unpaid dividends or dividend equivalents thereon, in accordance with such governing documents).

The foregoing summary description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 10, 2022 and is incorporated by reference into this Item 2.01.

In connection with the Merger, the Company is filing: (i) Apria’s consolidated balance sheets as of December 31, 2021 and 2020 and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows, for each of the three years in the period ended December 31, 2021, the related notes, and the related Report of Independent Registered Public Accounting Firm thereon, which are incorporated by reference as Exhibit 99.1 hereto and (ii) certain unaudited pro forma condensed combined financial information of the Company, giving effect to the Merger, which is filed herewith as Exhibit 99.2 and included herein.

The unaudited pro forma condensed combined financial information are based on the Company’s and Apria’s consolidated historical financial statements as adjusted to give effect to the Merger and Merger related transactions, including the Notes Offering and use of proceeds therefrom. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with generally accepted accounting principles in the United States, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price consideration and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (not to exceed one year from the pending Closing Date) as the Company finalizes the valuations of the net tangible assets and intangible assets. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of preparing unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Merger and related transactions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company following the Merger.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On March 29, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Apria’s consolidated balance sheets as of December 31, 2021 and 2020 and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows, for each of the three years in the period ended December 31, 2021, the related notes, and the related Report of Independent Registered Public Accounting Firm thereon are incorporated by reference as Exhibit 99.1 hereto.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company, giving effect to the acquisition of Apria, which includes the unaudited pro forma condensed combined balance sheet as of December 31, 2021, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the related notes, is filed herewith as Exhibit 99.2 and included herein.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of January 7, 2022, by and among Owens & Minor, Inc., StoneOak Merger Sub Inc. and Apria, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on January 10, 2022, File No. 001-09810).

4.1	Indenture dated March 29, 2022 by and among the Company, the guarantors named therein and Regions Bank, as trustee

4.2	Form of Global Note for the 6.625% Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1 hereto)

4.3	Seventh Supplemental Indenture dated as of March 29, 2022, by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee

4.4	First Supplemental Indenture dated as of March 29, 2022, by and among the Company, the guarantors named therein and Regions Bank, as trustee, to the Indenture dated as of March 10, 2021

4.5	First Supplemental Indenture dated as of March 29, 2022, by and among the Company, the guarantors named therein and Regions Bank, as trustee, to the Indenture dated of March 29, 2022

10.1	Credit Agreement dated as of March 29, 2022, by and among the Company, certain subsidiaries of the Company party thereto, as borrowers, JPMorgan Chase Bank, N.A., as an administrative agent and collateral agent, and a syndicate of financial institutions, as lenders*

10.2	Fourth Amendment to Receivables Financing Agreement, dated as of March 29, 2022, by and among O&M Funding LLC, as borrower, Owens & Minor Medical, Inc., as initial servicer, the lenders party thereto, and PNC Bank, National Association, as administrative agent*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Apria, Inc.

99.1	Apria’s consolidated balance sheets as of December 31, 2021 and 2020 and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows, for each of the three years in the period ended December 31, 2021, the related notes, and the related Report of Independent Registered Public Accounting Firm

99.2	The unaudited pro forma condensed combined financial information of the Company, giving effect to the acquisition of Apria, which includes the unaudited pro forma condensed combined balance sheet as of December 31, 2021, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the related notes

99.3	Press Release of the Company, dated as of March 29, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: March 29, 2022	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel & Corporate Secretary